Exhibit 4.3

RENASANT CORPORATION

TUPELO, MISSISSIPPI

INCORPORATED UNDER THE LAWS

OF THE STATE OF MISSISSIPPI

CUSIP 79570E-10-7

SEE REVERSE SIDE

FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                      IS THE OWNER OF                      FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK, PAR VALUE $5.00 PER SHARE, OF RENASANT CORPORATION transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Stephen M. Corban	/s/ E. Robinson McGraw
Secretary	President

The Company will furnish to any shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares which the Company is authorized to issue so far as the same have been fixed, and the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –as tenants in common		UNIF GIFT MIN ACT –		Custodian
TEN ENT – as tenants by the entireties			(Cust.)		(Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                 shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                       Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
Signature(s)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17AD-15.